UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 10, 2024

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTCQX

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Registrant’s planned acquisitions, the purchase price to be paid for such acquisitions and the future performance of the businesses to be acquired, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to risks and uncertainties that could cause actual results to differ materially. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 25, 2021, Aixin Life International, Inc. (“Aixin” or the “Company”), acting through a subsidiary, HK Aixin International Group Co. Limited (“AiXin HK”), entered into an agreement with Chengdu Aixin Shangyan Hotel Management Co., Ltd (“Aixin Shangyan Hotel”), and its two shareholders Quanzhong Lin and Yirong Shen pursuant to which the Company would acquire 100% of the equity of Aixin Shangyan Hotel. Eighty percent of the equity of Aixin Shangyan Hotel was owned by Mr. Lin and the balance was owned by Ms. Shen. The acquisition was completed in July 2021.

On June 2, 2021, the Company, acting through AiXin HK entered into an agreement with Chengdu Aixintang Pharmacy Co., Ltd. and certain affiliated entities, each of which operates a pharmacy (together, “Aixintang Pharmacies”) and its three shareholders, Quanzhong Lin, Ting Li and Xiao Ling Li pursuant to which Aixin would acquire 100% of the equity of Aixintang Pharmacies. Mr. Lin owned in excess of 95% of the outstanding equity of Aixintang Pharmacies. The remaining equity interest was owned by Ting Li and Xiao Ling Li. The acquisition was completed in September 2021.

The acquisitions of Aixin Shangyan Hotel and Aixintang Pharmacies were accounted for as acquisitions of entities under common control under ASC 805-50-15-6, and the assets and liabilities acquired were recorded at the carrying amount under ASC 805-50-30-5.

Prior to its resignation from its position as the independent registered principal accounting firm of the Company, KCCW Certified Public Accountants (“KCCW”), advised the Company in writing of the need to restate the consolidated financial statements of the Company for the year ended December 31, 2021 (the “2021 Financial Statements”) to present the results of operations for the year ended December 31, 2021, as though the acquisitions of Aixin Shangyan Hotel and Aixintang Pharmacies had occurred at the beginning of the period. In addition to the necessary adjustments to the 2021 Financial Statements, the comparative financial statements and financial information for prior years included in the 2021 Financial Statements needed to be restated to reflect the retroactive adjustment of the financial data of previously separate entities under common control that are combined. In addition, the Company corrected the financial statement presentation of the capital contribution from a major shareholder during the year ended December 31, 2021.

Certain members of the Audit Committee and officers of the Company have discussed the matters disclosed in this filing with KCCW.

The Company has provided KCCW with a copy of the disclosures it is making in this Form 8-K and requested that KCCW furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. Copies of KCCW’s letter shall be filed as an exhibit to this Report on Form 8-K.

The Company intends to file an amendment to this Report on Form 8-K promptly after the date hereof including the restated 2021 Financial Statements and explanations of the adjustments made as a result of the matters described above.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: March 24, 2025	By:	/s/ Quanzhong Lin
Quanzhong Lin
Chief Executive Officer